KLEINBERG, KAPLAN, WOLFF & COHEN, P.C.
551 Fifth Avenue, 18th Flr.
New York, New York 10176
Telephone: (212) 986-6000
Facsimile: (212) 986-8866

Rochdale Core Alternative Strategies Fund LLC
570 Lexington Avenue
New York, New York 10022-6837

March 7, 2007

Re: Rochdale Core Alternative Strategies Fund LLC

Ladies and Gentlemen:

We have acted as counsel to Rochdale Core Alternative Strategies Fund LLC, a Delaware limited liability company (the “Client”), in connection with the registration of units of limited liability company interest in client, $0.01 par value ( the “Units”) under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 (File No. 333-138071), as amended (“Registration Statement”) in the amount set forth under “Amount Being Registered” on the facing page of the Registration Statement.

In our capacity as counsel to Client, we have examined and relied upon, among other things, the Limited Liability Company Agreement of client, the Certificate of Formation of client, the resolutions adopted by client’s board of directors, statements and certificates of the officers of client, and such other documents, papers and agreements as we have deemed relevant and necessary to form a basis for our opinions.

With respect to all such examinations we have assumed without investigation (i) the authenticity of all documents furnished to us as originals and the genuineness of all signatures on all such original documents; (ii) the conformity to original documents of all documents furnished to us as photostatic or conformed copies of original documents; (iii) the due authorization, execution and delivery of all documents referred to herein by all parties thereto; (iv) the validity and accuracy of all certificates issued by public officials and corporate officers; and (v) the legal capacity of natural persons. With respect to any such certificates of public officials, we have not independently verified such certificates or any statements or reports included therein, and we are not responsible for any errors or omissions therein.

We call your attention to the fact that our engagement by Client has been limited to matters in connection with the Registration Statement, and there may exist matters of a legal nature which could have a bearing on Client's obligations, commitments, legal status or financial condition with respect to which we have not been consulted or retained.

Based upon and subject to the foregoing, and subject further to the other qualifications and limitations hereinafter described, it is our opinion as of the date of this letter that the Units which are being registered by the Registration Statement are duly authorized and, when issued and delivered in accordance with the terms of the Registration Statement, the Units shall be legally issued, fully paid and non-assessable, except as provided in the Limited Liability Company Agreement of client and the description thereof contained in the Registration Statement.

In giving the opinion herein, the knowledge of this firm is expressly limited to acts, events and facts of which we presently have actual knowledge and to documents which we have actually examined; and no implied, apparent or constructive knowledge is to be attributed to or imputed to this firm, as counsel to Client or otherwise, in interpreting or relying upon the opinion herein expressed.

We are qualified to practice law in the State of New York, and, accordingly, we do not purport to be experts on, nor to express any opinion herein concerning, any law other than the law of the State of New York (excluding the principles of conflict of laws), the limited liability company law of the State of Delaware and the federal laws of the United States of America. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

We disclaim any undertaking to advise you about matters not specifically opined to herein. The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the prospectus and statement of additional information made a part thereof.

Very truly yours,

KLEINBERG, KAPLAN, WOLFF & COHEN, P.C.

By: /s/ Robert S. Schneider
             Robert S. Schneider